EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              USA INTERACTIVE INC.

                  I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:

                                    Article I

                  The name of the Corporation is USA Interactive Inc. (the "Corporation")

                                   Article II

                  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   Article III

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                   Article IV

                  The Corporation shall have the authority to issue one billion (1,000,000,000) shares of $.01 par value Common Stock (the "Common Stock"), six hundred million (600,000,000) shares of $.01 par value Class B Common Stock (the "Class B Common Stock"), and one hundred fifty million (150,000,000) shares of $.01 par value Preferred Stock (the "Preferred Stock"). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote, irrespective of Del. Code Ann. tit. 8, Section 242(b)(2).

                  A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

                  A.       Common Stock

                  (1) The holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.
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                  (2) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

                  (3) Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the Stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

                  B.       Class B Common Stock

                  (1) The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.

                  (2) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

                  (3) Each holder of Class B Common Stock shall be entitled to vote fifteen votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the Stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

                  C. Other Matters Affecting Shareholders of Common Stock and Class B Common Stock

                  (1) In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Common Stock or Class B Common Stock unless the shares of Common Stock and Class B Common Stock at the time outstanding are treated equally and identically, except that such dividends or stock splits or combinations shall be made in respect of shares of Common Stock and Class B Common Stock in the form of shares of Common Stock or Class B Common Stock respectively.

                  (2) Shares of Class B Common Stock shall be convertible into shares of the Common Stock of the Corporation at the option of the holder thereof at any time on a share for share basis. Such conversion ratio shall in all events be equitably preserved in the event of any

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recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

                  (3) Upon the conversion of Class B Common Stock into shares of Common Stock, said shares of Class B Common Stock shall be retired and shall not be subject to reissue.

                  D.       Preferred Stock

                  The Board of Directors shall, by resolution, fix the powers, designations, preferences, rights and qualifications, limitations and restrictions of any class or series of the Preferred Stock which shall not have been fixed by the Certificate of Incorporation.

                                    Article V

                  The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-Laws of the Corporation, but the Stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

                                   Article VI

                  Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

                                   Article VII

                  The Corporation is to have perpetual existence.

                                  Article VIII

                  Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article
VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

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                                   Article IX

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal. The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

                                    Article X

                  Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   Article XI

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV, above, and provided further that the rights of the Class B Common Stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B Common Stock.

                                   Article XII

                  The number of directors of the Corporation shall be such number as shall be determined from time to time by resolution of the Board of Directors. A director may be removed, at any time, either with or without cause, by the affirmative vote of holders of a majority of the voting power of shares of stock then entitled to vote with respect to the election of such director.



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                                  Article XIII

                  CONDUCT OF CERTAIN AFFAIRS OF THE CORPORATION

                  A. In anticipation of the possibility that the Corporation and USA Networks (as defined below) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with USA Networks (including possible service of officers and directors of USA Networks as officers and directors of the Corporation), the provisions of this
Article XIII are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve USA Networks and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

                  B. USA Networks shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and neither USA Networks nor any officer, director or employee thereof (except as provided in Section C below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of USA Networks. In the event that USA Networks acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both USA Networks and the Corporation, USA Networks shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that USA Networks pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation. Nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between USA Networks and the Corporation.

                  C. In the event that a director or officer of the Corporation who is also a director, officer or employee of USA Networks acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and USA Networks, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy.

                  (1) A corporate opportunity offered to any person who is an officer (or an officer and a director) of the Corporation and who is also a director but not an officer or employee of USA Networks, shall belong to the Corporation.

                  (2) A corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director, officer or employee of USA Networks shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to USA Networks; and

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                  (3) A corporate opportunity offered to any person who is an officer or employee of USA Networks and an officer of the Corporation shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer or employee of the Corporation, and otherwise shall belong to USA Networks.

                  D. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XIII.

                  E.   For purposes of this Article XIII only;

                  (1) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the Bylaws of the Corporation), unless such person is a full-time employee of the Corporation; and

                  (2) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term "USA Networks" shall mean USA Networks, Inc., a Delaware corporation, USANi LLC, a Delaware limited liability company, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, as defined in accordance with this paragraph) in which USA Networks beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests (other than the Corporation and its subsidiaries).

                  F. Anything in this Certificate of Incorporation to the contrary notwithstanding, (1) the foregoing provisions of this Article XIII shall expire on the date that USA Networks ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors and no person who is a director or officer of the Corporation is also a director or officer of USA Networks; and (2) in addition to any vote of the stockholders required by law, until the time that USA Networks ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors, the affirmative vote of the holders of more than 80% of the total voting power of all such classes of outstanding capital stock of the Corporation shall be required to alter, amend or repeal in a manner adverse to the interests of USA Networks, or adopt any provision adverse to the interests of USA Networks and inconsistent with, any provision of this Article
XIII. Neither the alteration, amendment or repeal of this Article XIII nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XIII shall eliminate or reduce the effect of this Article XIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XIII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.


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                  The name and address of the incorporator is Adam Shapiro,
Esq., c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019.

                  IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 8th day of February, 1999.


                                                   /s/ Adam Shapiro
                                                   -----------------------------
                                                   Adam Shapiro
                                                   Incorporator















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